Exhibit 10.13

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

1389 Peachtree Street NE

Atlanta, Georgia 30309

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment To Employment Agreement (the “Amendment”) is made and entered into as of the date of the 31st of December, 2021 (the “Effective Date”) by and between Trump Media & Technology Group Corp., a Delaware corporation (the “Company”), formerly known as/as successor-in-interest to Trump Media Group Corp., and Phillip Juhan, whose mailing address is 3146 Frontenac Court NE, Atlanta, GA 30319 (“Employee”). The Company and Employee may hereinafter collectively be referred to as the “Parties” and individually as a “Party.”

WHEREAS, the Company and Employee entered into that certain employment agreement dated August 6, 2021 and effective as of July 7, 2021 (the “Employment Agreement”), a copy of which is attached hereto and incorporated herein by reference as “Schedule A”;

WHEREAS, the Parties have agreed to amend certain provisions of the Employment Agreement as reflected herein and this Amendment shall replace and supersede any prior amendments, including that certain Amendment to Employment Agreement dated December 23, 2021 in its entirety;

WHEREAS, the Parties hereby agree that the Employment Agreement shall be modified only to the extent as is hereinafter set forth, that all other terms, conditions, and covenants of such Employment Agreement shall remain in full force and effect, and that this Amendment shall constitute a modification of the Employment Agreement and not a novation;

NOW, THEREFORE, in mutual consideration of the foregoing recitals which are incorporated into this Amendment and of the terms, conditions, and agreements hereinafter set forth, as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree and covenant to be bound by the terms set forth in this Amendment as follows:

1. Recitals. The above recitals are true and correct, are incorporated herein by reference, and are made a part of this Amendment.

2. Employment Agreement. The Employment Agreement between the Company and Employee shall be amended to also include this Agreement.

3. Modification of Employment Agreement. Section 4.6 (Equity Compensation) of the Employment Agreement shall be modified as follows:

Amendment to Phillip Juhan Employment Agreement

~~4.6. Equity Compensation. The Company shall grant to you, within thirty (30) days after your start date, incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to purchase three hundred and twenty five thousand (325,000) shares of the common stock of the Company (the “Initial Options”) (based on and assuming there will be no more than 110,000,000 shares of Company common stock (the number of aggregate outstanding common shares of the Company to be determined as of the date of the last share issuance immediately preceding the closing of the business combination transaction) converted in connection with the closing of the business combination transaction tied to the public offering of the Company’s stock; if, at such time, the total outstanding shares of common stock of the Company is greater than 110,000,000 shares, then the number of the Initial Options granted to you shall be increased accordingly. The Initial Options will be designed to (i) comply with Section 422 of the Code; (ii) be exempt from Section 409A of the Code; (iii) have a term of ten (10) years; and (iv) have an exercise price that is equal to the fair market value of the underlying shares of common stock as of the date of grant (as determined through an independent third party 409A appraisal). Except as otherwise set forth below, the Initial Options will vest and become exercisable as follows: provided that, during the first eighteen (18) months of your employment, the Company’s (or its successor’s) shares become traded on an established U.S. national securities exchange, (i) thirty-four percent (34%) of the Initial Options will be vested and exercisable in full as of the first day immediately following the day of the closing of any “go public” transaction; (ii) an additional thirty-three percent (33%) of the Initial Options will vest and become exercisable as of the first anniversary of your start date; and (iii) the remaining thirty-three percent (33%) of the Initial Options will vest and become exercisable as of the second anniversary of your start date; in each case subject to your continued employment until such respective vesting date (and provided that none of such Initial Options may be exercised prior to expiration of any initial lock-up period imposed in connection with the “go public” transaction). Additionally, subject to the common stock of the Company or its successor becoming traded on an established U.S. national Securities exchange, the Initial Options will vest and become exercisable in full, to the extent not vested previously, upon the termination of your employment pursuant to Sections 5.1 or 5.4 of this Agreement which occurs within three (3) months prior to, or within twelve (12) months following, the consummation of a change in control of the Company, as defined under the Company’s equity incentive plan, which occurs subsequent to the “go public” date (a “Change in Control”). Notwithstanding the foregoing, in the event that the Initial Options are not assumed or continued by the successor or acquiror entity in such Change in Control, or not substituted for a similar award of the successor or acquiror entity, then effective as of immediately prior to, but subject to the occurrence of, such Change in Control, the unvested portion of such Initial Options shall become immediately vested and exercisable. The Initial Options shall be subject to such other terms and conditions as shall be set forth in the Company’s equity incentive plan and separate award agreements, which will include, at minimum, your right to exercise your options on a “net exercise” basis to pay your exercise price using a broker-assisted transaction if the stock is publicly traded and able to be sold in the market at such time.~~

Amendment to Phillip Juhan Employment Agreement

4.6. Equity Compensation.

(a) Subject to the Company’s applicable equity incentive plan and any Restricted Stock Unit Grant Agreement, the Company shall grant to you five hundred and twenty thousand (520,000) restricted stock units (“RSUs”) under the Company’s equity incentive plan with respect to shares of the common stock of the Company. Except as otherwise set forth herein, and provided that, during the first thirty (30) months of your employment, the Company’s (or its successor’s) shares become traded on an established U.S. national securities exchange or Company’s rights and obligations under this Agreement are assigned to, or otherwise assumed by, a publicly traded company, the RSUs will vest as follows, after the occurrence of such event: (i) thirty-four percent (34%) of the RSUs will be vested in full as of the first business day immediately following the effective date of the applicable registration with the Securities and Exchange Commission on Form S-8 of the shares of common stock underlying the RSUs (which is required to permit the immediate resale of the shares of common stock issuable in connection with equity granted under the Plan) which follows the closing of any “go public” transaction; (ii) an additional thirty-three percent (33%) of the RSUs will vest as of the first anniversary of your start date; and (iii) the remaining thirty-three percent (33%) of the RSUs will vest as of the second anniversary of your start date; in each case subject to your continued employment until such respective vesting date (and subject to any initial lock-up period imposed in connection with the “go public” transaction). Additionally, subject to the common stock of the Company or its successor becoming traded on an established U.S. national securities exchange, the RSUs will vest in full, to the extent not vested previously, upon the termination of your employment pursuant to Sections 5.1 or 5.4 of this Agreement which occurs within three (3) months prior to, or within twelve (12) months following, the consummation of a change in control of the Company, as defined under the Company’s equity incentive plan, which occurs subsequent to the “go public” date (a “Change in Control”). Notwithstanding the foregoing, in the event that the RSUs are not assumed or continued by the successor or acquiror entity in such Change in Control, or not substituted for a similar award of the successor or acquiror entity, then effective as of immediately prior to, but subject to the occurrence of, such Change in Control, the unvested portion of such RSUs shall become immediately vested. The RSUs shall be subject to such other terms and conditions as shall be set forth in the Company’s equity incentive plan and separate award agreements. You will be required to execute a Restricted Stock Unit Grant Agreement in such form as provided by the Company as a prerequisite to receiving your RSUs.

(b) The Parties understand and agree that Employee’s award of RSUs as described herein is subject to the terms and conditions of this Agreement, the equity incentive plan, and any applicable grant agreement. It is further understood and agreed that Company cannot, and does not, make any guaranty or assurance that it will become, or assign the rights to this Agreement to, a publicly traded company. All RSUs shall be subject to Company’s insider lockup period(s) applicable to each grant, which may limit Employee’s ability to sell any Company shares until after a set period after Company closes a transaction to go public.

Amendment to Phillip Juhan Employment Agreement

(c) Company may deliver by email all documents relating to the equity incentive plan, the RSU grant agreement, Employee’s shares and/or RSUs with respect to shares (including, without limitation, prospectuses and other documents required by the Securities and Exchange Commission and/or other applicable regulatory agencies), and/or all other documents that Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements). Employee also agrees that Company may deliver these documents by posting them on a web site maintained by Company or by a third party under contract with Company. If Company posts these documents on a web site, it will notify Employee by email.

4. Preservation of Rights. It is expressly agreed that this Amendment is a modification of the Employment Agreement only and not a novation. All other provisions of the Employment Agreement remain in full force and effect, other than those terms which have been specifically modified by this Amendment.

5. This Amendment and Employment Agreement, including any other Amendments thereto, shall be read together and reflect the entire agreement and understanding between the Parties. In the event that the terms of the Amendment and Employment Agreement conflict with one another, the terms of the Amendment shall be read in conjunction with the terms of the Employment Agreement such that the terms of the Amendment are given full effect and authority.

6. Amendments. This Amendment may not be modified or amended except by a written agreement signed by all of the Parties.

7. Capitalized Terms. Capitalized terms herein shall have the same meaning as used in the Employment Agreement unless otherwise noted.

8. No Assignment. Nothing in this Amendment shall be construed or interpreted as an assignment of either Party’s duties, responsibilities, or obligations to the other Party under the Employment Agreement.

9. Severability. If any provision of this Amendment is held to be invalid, illegal, or unenforceable, in whole or in part, the remaining provisions shall not be affected and shall continue to be valid, legal, and enforceable as though the invalid, illegal, or unenforceable parts had not been included in this Amendment.

10. Successors and Assigns. This Amendment shall be binding and inure to the benefit of the Parties and their respective legal representatives, heirs, administrators, executors, successors, and permitted assigns.

11. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together, shall constitute one and the same document.

Amendment to Phillip Juhan Employment Agreement

12. Headings. The headings of the paragraphs of this Amendment are inserted only for the purpose of convenience of reference, and the Parties recognize and agree that these headings may not adequately or accurately describe the contents of the paragraphs which they head. Such headings shall not be deemed to govern, limit, modify, or in any manner affect the scope, meaning, or intent of the provisions of this Amendment or any part or portion thereof, nor shall they otherwise be given any legal effect.

I HAVE READ THIS AMENDMENT CAREFULLY AND UNDERSTAND ITS TERMS. I UNDERSTAND I HAVE THE RIGHT TO OBTAIN AN ATTORNEY AT MY EXPENSE TO REVIEW THIS AMENDMENT BEFORE ACCEPTING IT. I WAS NOT COERCED IN ANY MANNER TO SIGN THIS AMENDMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the following date.

EMPLOYEE:

By:	/s/ Phillip Juhan	1/17/2022
	Phillip Juhan	DATE

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

By:	/s/ Wes Moss	1/17/2022
	Wes Moss, Authorized Representative	DATE

By:	/s/ Andrew Litinsky	1/17/2022
	Andrew Litinsky, Authorized Representative	DATE

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Amendment to Phillip Juhan Employment Agreement